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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Unify Corporation on Form S-8 of our report (which is unqualified and contains an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern) dated May 23, 2002, appearing in the Annual Report on Form 10-K of Unify Corporation for the year ended April 30, 2002.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

San Jose, California
August 20, 2002

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  EXHIBIT 23.2